RESIGNATION AGREEMENT AND RELEASE OF CLAIMS
This Resignation Agreement and Release of Claims (this “Agreement”) is by and between SIFCO Industries, Inc., an Ohio corporation (the “Company”), and Jennifer Wilson (“Executive”) (each of Executive and the Company, a “Party,” and collectively, the “Parties”), as of the date that Executive signs this Agreement.
WHEREAS, Executive has been employed by the Company as its Chief Financial Officer;
WHEREAS, Executive has advised the Company that she desires to resign as Chief Financial Officer of the Company;
WHEREAS, the Company has accepted, and Executive agrees not to revoke, Executive’s resignation, which will be effective February 20, 2026; and
WHEREAS, both Executive and the Company desire to resolve any differences and disputes now pending, or which may arise in the future with respect to Executive’s employment, compensation therefor, and termination thereof, and to reaffirm Executive’s post-employment obligations to the Company.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby acknowledge and agree as follows:
1.Termination. Executive’s employment with the Company will terminate as the result of Employee’s decision to resign as of February 20, 2026.
2.Severance Benefits. Although Executive’s resignation does not make her entitled to severance pay or benefits, in consideration for the terms herein, Executive shall be entitled to the following payments and benefits (together, the “Severance Benefits”):

Severance
Any accrued unused vacation will be paid to Executive in the first pay following her termination date. The Company will continue to pay Executive her current salary in the ordinary course, subject to normal withholding and voluntary deductions from payroll, until February 20, 2026.

Expenses	Executive shall be entitled to reimbursement for all reasonable business expenses incurred through February 20, 2026.
Bonus
In consideration for Executive agreement to work towards a transition before February 20, 2026, the Company will pay Executive a cash bonus of $30,000 subject to normal withholding and voluntary reductions from payroll on the first payroll occurring immediately after February 20, 2026.

3.Executive’s Release of the Company. In consideration of the mutual agreements and covenants set forth herein, Executive, with the intention of binding herself and her heirs, executors,

administrators and assigns, does hereby release, remise, acquit, and forever discharge the Company, and each of its and their subsidiaries and affiliates (the “Company Affiliated Group”), their present and former officers, directors, executives, shareholders, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors, and assigns of each of the foregoing (collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees, and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise, and whether now known or unknown, suspected or unsuspected, which Executive, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, arising on or prior to the date hereof, against any Company Released Party, including without limitation those that arise out of, or relate to Executive’s employment with the Company or any of its subsidiaries and affiliates, or any termination of such employment, including claims (i) for severance or vacation benefits, unpaid wages, salary or incentive payments, (ii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm, or other tort, (iii) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices), and (iv) for employment discrimination under any applicable federal, state, or local statute, provision, order, or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act (the “ADA”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Age Discrimination in Employment Act (the “ADEA”), and any similar or analogous state statute, excepting only:
a.rights of Executive arising under, or preserved by, this Agreement;
b.the right of Executive and her spouse to receive COBRA continuation coverage in accordance with applicable law;
c.claims for benefits under any health, disability, retirement, life insurance, or other similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group;
d.rights to indemnification that Executive has or may have under the Articles of Incorporation, Code of Regulations or By-laws of any member of the Company Affiliated Group or as an insured under any director’s and officer’s liability insurance policy now or previously in force; and
e.any matters intended to survive Executive’s termination of employment and the execution of a release.
4.Executive acknowledges and agrees that this Agreement is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.
5.The release in Paragraph 3 of this Agreement applies to any relief no matter how called, including, without limitation, salary, bonuses, vacation, back pay, front pay, compensatory

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damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorneys’ fees and expenses.
6.Executive specifically acknowledges that her acceptance of the terms of this Agreement is, among other things, a specific waiver of her rights, claims, and causes of action under Title VII, the ADEA, the ADA, and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law Executive is not permitted to waive.
7.Executive will not initiate, assist, testify, or consult with respect to any lawsuit involving or related to the Company Released Parties, other than for a claim brought by Executive challenging the validity of this Agreement under the ADEA, unless compelled to do so by legal process. Furthermore, Executive will indemnify the Company for all expenses and costs, including reasonable attorneys’ fees, which the Company incurs as a consequence of Executive’s breach of the covenants in this paragraph.
8.Other than with respect to information required to be disclosed by applicable law, Executive agrees not to disclose the terms of this Agreement to any person; provided, however, Executive may disclose this Agreement and/or any of its terms to Executive’s immediate family, financial advisors, and attorneys, so long as Executive instructs them not to disclose the terms of this Agreement further. Any time after this Agreement is filed with the Securities and Exchange Commission or any other government agency by the Company and becomes a public record, this provision shall no longer apply.
9.Executive acknowledges that she is entitled to a period of 21 days to consider whether to execute this Agreement. If Executive accepts the terms hereof and executes this Agreement, she may thereafter, for a period of seven days following (and not including) the date of execution, revoke her acceptance of this Agreement. If no such revocation occurs, this Agreement shall become effective and irrevocable in its entirety, and binding and enforceable against Executive, on the day next following the day on which the foregoing seven-day period has elapsed. If such a revocation occurs, Executive shall irrevocably forfeit any right to payment of the Severance Benefits.
10.Executive acknowledges and agrees that she has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges, or lawsuits against any Company Released Party with any governmental agency, court, or tribunal.
11.Nothing in this Agreement prevents or prohibits Executive from filing a claim or charge with a government agency that is responsible for enforcing a law or from cooperating, participating, or assisting in any government agency or regulatory entity investigation or proceeding. Notwithstanding the foregoing, Employee agrees and understands that Employee will not accept or be entitled to any further personal relief, recovery, or monetary damages from any source whatsoever with respect to any claim that has been released in Paragraph 3 of this Agreement and that this Agreement shall control and is the exclusive remedy as to any of the claims released herein.

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12.Executive acknowledges that she has had the opportunity to seek the advice and assistance of an attorney with regard to this Agreement, and has been given a sufficient period within which to consider this Agreement.
13.Executive acknowledges that the release in Paragraph 3 of this Agreement relates only to claims that exist as of the date of this Agreement.
14.All amounts paid to Executive under this Agreement shall be subject to withholding and other employment taxes imposed by applicable law. Executive shall be solely responsible for the payment of all taxes imposed on her relating to the payment or provision of any amounts or benefits hereunder.
15.Executive acknowledges that the benefits, as set forth in Paragraph 2 of this Agreement, she is receiving in connection with this Agreement are in addition to anything of value to which Executive is otherwise entitled to receive from the Company.
16.In the event of the expiration or other termination of this Agreement, the respective rights and obligations of the Parties, including, without limitation, with respect to Executive’s confidentiality obligations set forth in the Employee Agreement dated October 22, 2024 shall survive such expiration or other termination to the extent necessary to carry out the intentions of the Parties under the Employee Agreement and this Agreement.
17.Each provision hereof is severable from this Agreement, and if one or more provisions of this Agreement are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Agreement is so broad, in scope, duration, or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
18.This Agreement shall inure to the benefit of, and be binding on, the successors and assigns of each of the Parties, including, without limitation, Executive’s heirs and the personal representatives of Executive’s estate and any successor to all or substantially all of the business and/or assets of the Company.
19.The name assigned this Agreement and headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes,” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.
20.Executive acknowledges that she has read and understands this Agreement in its entirety, that she is signing it knowingly and voluntarily, and that she intends to be bound by it.
21.This Agreement constitutes the complete agreement of the Parties in respect of the subject matter hereof and shall supersede all prior agreements between the Parties in respect of the subject matter hereof except to the extent set forth herein.
22.The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other Party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Agreement, or any part

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hereof, or the right of any Party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.
23.This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be deemed effective for all purposes.
24.Except for issues or matters as to which federal law is applicable, this Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, without giving effect to the conflicts of law principles thereof.
25.The recitals set forth at the beginning of this Agreement are incorporated into this Agreement by reference.
26.A copy of the original or of a signature to the original shall have the same force and effect as the original, and the signature of any Party may be executed through the use of a facsimile transmission or by way of a PDF (Portable Document Format) as an attachment to an Email, in which case the signature (whether by facsimile or PDF) on this Agreement shall be as effective as if an original signature were affixed to this Agreement.
IN WITNESS WHEREOF, the parties have executed multiple copies of this Agreement, each of which shall constitute an original, but all of which, when taken together, will constitute the same document.

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/s/ Jennifer Wilson EXECUTIVE

Jennifer Wilson

SIFCO Industries, Inc.

By:/s/George Scherff
Printed Name: George Scherff
Title: CEO

Date: January 28, 2026

Date: January 28, 2026

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